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                                                                   EXHIBIT 5.1

                      [FUTRO & TRAUERNICHT LLC LETTERHEAD]


                                October 9, 2000



Board of Directors
IDMedical.com, Inc.
4333 N. 30th Street
Boulder, Colorado 80301

Gentlemen:

         You have requested our opinion, as counsel for IDMedical.com, Inc., a Colorado corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 4,731,500 shares (the "Registered Shares") of common stock, $.001 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including up to 2,250,000 shares that they may acquire upon exercise of Common Stock Purchase Warrants (the "Warrants").

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the outstanding Registered Shares are, and the Registered Shares issuable upon exercise of the Warrants in accordance with their respective terms, when issued will be, duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                Sincerely,



                                                /s/ FUTRO & TRAUERNICHT LLC